Exhibit 4.2

Number QRP-	QURATE RETAIL, INC. Incorporated Under the Laws of the State of Delaware	Shares -0-

See Reverse for Certain Definitions
CUSIP 74915M 308

8.0% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share

Specimen Certificate

This Certifies that [__________] is the owner of [__________] FULLY PAID AND NON-ASSESSABLE SHARES OF 8.0% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK OF PAR VALUE $0.01 EACH OF QURATE RETAIL, INC. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended.

This certificate is not valid unless countersigned by the Transfer Agent.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

[Qurate Retail, Inc. Corporate Seal]
SECRETARY		PRESIDENT

[FORM OF REVERSE OF CERTIFICATE FOR 8.0% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK]

Qurate Retail Inc.

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common TEN ENT – as tenants by the entirety JT TEN – as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - ________Custodian________ (Cust) (Minor) under Uniform Gifts to Minors Act _____________________ (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ___________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUBMER OF ASSIGNEE

(please print or type name and address, including zip code, of assignee)

_________________________________________________________________________________________________Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_________________________________________________________________________________________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated __________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed

By

The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.